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                                                                  EXHIBIT 11

                                                                 Three Months
FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)                    Ended
COMPUTATION OF EARNINGS PER SHARE                                  March 31
                                                                     1995
                                                                 ------------
   Net income..................................................  $112,935,000
   Less: Total preferred dividends.............................     5,208,000
                                                                 ------------
A. Net income applicable to common stock.......................  $107,727,000
                                                                 ============

   Net income..................................................  $112,935,000
   Less: Non-convertible preferred dividends...................     2,643,000
                                                                 ------------
B. Net income for fully diluted earnings per share.............  $110,292,000
                                                                 ============
   Primary Earnings Per Share:
   ---------------------------
   Average shares outstanding..................................    80,472,000

   Dilutive average shares outstanding under options...........     4,614,593

   Exercise prices.............................................     $12.31 to
                                                                       $48.19
   Assumed proceeds on exercise................................  $168,464,351

   Market value per share......................................        $48.31

   Less: Treasury stock purchased with the assumed proceeds
     from exercise of options..................................     3,487,275
                                                                 ------------
C. Adjusted average shares - Primary...........................    81,599,318
                                                                 ------------

   Primary Earnings Per Share (A/C)............................         $1.32
                                                                 ============























   Fully Diluted Earnings Per Share:                               27 of 28
   ---------------------------------
   Average shares outstanding..................................    80,472,000

   Dilutive average shares outstanding under options...........     4,634,593

   Exercise prices.............................................     $12.31 to
                                                                       $49.38

   Assumed proceeds on exercise................................  $169,445,788

   Market value per share......................................        $49.50

   Less: Treasury stock purchased with the assumed proceeds
     from exercise of options .................................     3,423,147
                                                                 ------------
   Adjusted average shares.....................................    81,683,446
   Common shares from the assumed conversion of Convertible
     Preferred Stock...........................................     3,721,370
                                                                 ------------
D. Adjusted average shares - Fully diluted.....................    85,404,816
                                                                 ------------

   Fully Diluted Earnings Per Share (B/D)......................         $1.29
                                                                 ============